Exhibit 15.1

Board of Directors and Stockholders

Arthur J. Gallagher & Co.

We are aware of the incorporation by reference in the Registration Statements (Form S-8, No. 333-87320 and Form S-8, No. 333-106535) pertaining to the Arthur J. Gallagher & Co. 1988 Nonqualified and Non-Employee Directors’ Stock Option Plans, in the Registration Statement (Form S-8, No. 333-106539) pertaining to the Arthur J. Gallagher & Co. Restricted Stock Plan, in the Registration Statement (Form S-8, No. 333-174497) pertaining to the Arthur J. Gallagher & Co. 2011 Long-Term Incentive Plan, in the Registration Statement (Form S-8, No. 333-197898) pertaining to the Arthur J. Gallagher & Co. 2014 Long-Term Incentive Plan, Deferred Equity Participation Plan, Deferred Cash Participation Plan, and Supplemental Savings and Thrift Plan, in the Registration Statement (Form S-8, No. 333-204976) pertaining to the Arthur J. Gallagher & Co. Employee Stock Purchase Plan, and in the Registration Statements (Form S-3, No. 333-192437 and Form S-4, No. 333-203203), and in the related Prospectuses, of our report dated October 28, 2016 relating to the unaudited consolidated interim financial statements of Arthur J. Gallagher & Co. that is included in its Form 10-Q for the quarter ended September 30, 2016.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

October 28, 2016